QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 14, 2002

Registration No. 333-67106

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5399	33-0628530
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4649 Morena Boulevard
San Diego, California 92117
(858) 581-4530
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Notice to: Gilbert A. Partida President and Chief Executive Officer PriceSmart, Inc. 4649 Morena Boulevard San Diego, California 92117 (858) 581-4530	Copies to: Scott N. Wolfe, Esq. Robert E. Burwell, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION—DATED February 14, 2002

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

339,750 Shares

PRICESMART, INC.

Common Stock

        This prospectus relates to up to 339,750 shares of our common stock, which may be offered for sale by the selling stockholder named in this prospectus. The shares of common stock being offered were previously issued to the selling stockholder. The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholder directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as all fees and disbursements of its counsel and experts.

        Our common stock is listed on the Nasdaq National Market under the symbol "PSMT." On February 13, 2002, the last sale price of our common stock as reported on the Nasdaq National Market was $37.00.

        See "Risk Factors" beginning on page 2 for factors that you should consider before investing in the shares of our common stock.

        These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2002.

PRICESMART

        We own and operate U.S.-style membership shopping warehouses in Central America, the Caribbean and Asia using the trade name "PriceSmart" (and, in the Philippines, "S&R Price Membership Shopping"). As of December 31, 2001, we operated 24 warehouse stores in eleven countries (four in Panama, three each in Guatemala, Costa Rica and the Dominican Republic, two each in El Salvador, Honduras, the Philippines and Trinidad, and one each in Aruba, Barbados and the U.S. Virgin Islands). In Guatemala, the Philippines, Trinidad and Aruba, we operate through joint venture arrangements, of which we own at least a majority interest. Also, there were ten warehouse stores in operation (nine in China and one in Saipan, Micronesia) licensed to and operated by local business people.

        The warehouses sell basic consumer goods, typically comprised of approximately 60% U.S. sourced merchandise and approximately 40% locally sourced merchandise, with an emphasis on quality, low prices and efficient operations. By offering low prices on merchandise, the warehouses seek to generate sufficient sales volumes to operate profitably at relatively low gross margins. Our strategy is to achieve a significant market share of metropolitan areas in emerging market countries by rapidly saturating these areas with multiple stores. The typical no-frills warehouse-type buildings have 40,000 to 50,000 square feet of selling space and are located in urban areas to take advantage of dense populations and relatively higher levels of disposable income. Product selection includes perishable foods and basic consumer products. The target customers are primarily consumers and small businesses. The shopping format includes an annual membership fee that varies by market from $20 to $35. As of December 31, 2001, the 24 warehouses then in operation had been operating for an average of 21 months.

        Our principal executive offices are located at 4649 Morena Boulevard, San Diego, California 92117. Our telephone number is (858) 581-4530.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information included in this prospectus, before purchasing our shares of common stock. Each of these risks could adversely affect our business, financial condition and results of operations, as well as adversely affect the value of an investment in our common stock.

Our financial performance is dependent on international operations, which exposes us to various risks.

        Our international operations account for nearly all of our total sales. Our financial performance is subject to risks inherent in operating and expanding our international membership concept, which include:

  •
  changes in tariffs and taxes,

  •
  the imposition of governmental controls,

  •
  trade restrictions,

  •
  greater difficulty and costs associated with international sales and the administration of an international merchandising business,

  •
  limitations on U.S. company ownership in foreign countries,

  •
  permitting and regulatory compliance,

  •
  volatility in foreign currency exchange rates,

  •
  the financial and other capabilities of our joint venturers and licensees, and

  •
  general political as well as economic and business conditions.

Any failure by us to manage our growth could adversely affect our business.

        We began an aggressive growth strategy in April 1999, opening 20 new warehouses over a two and a half year period, bringing us to 22 warehouses operating in eleven countries at the end of fiscal 2001 (12 months ended August 31, 2001). We intend to open four to six additional new warehouses in fiscal 2002 (one of which was opened in November 2001 and one of which was opened in December 2001). The success of our growth strategy will depend to a significant degree on our ability to (1) expand our operations through the opening of new warehouses, (2) operate warehouses on a profitable basis and (3) maintain positive comparable warehouse sales in the applicable markets. Some markets may present operational, competitive, regulatory and merchandising challenges that are similar to, or different from those previously encountered by us. We also might not be able to adapt our operations to support our expansion plans, and the new warehouses may not achieve the profitability necessary for us to receive an acceptable return on our investment.

        Our ability to open new warehouses on a timely basis will also depend on a number of factors, some of which may be beyond our control, including our ability to:

  •
  locate suitable warehouse sites,

  •
  negotiate acceptable lease or acquisition terms,

  •
  construct sites on a timely basis, and

  •
  obtain financing in a timely manner and with satisfactory terms.

        Our growth strategy will also require us to hire, train and retain skilled managers and personnel to support our planned growth, and we may experience difficulties hiring employees who possess the training and experience necessary to operate our new warehouses, particularly in foreign markets where language, education and cultural factors may impose particular challenges. Further, we may encounter substantial delays, increased expenses or loss of potential sites due to the complexities, cultural differences and local political issues associated with the regulatory and permitting processes in the international markets in which we intend to locate new warehouses. We might not be able to open the planned number of new warehouses according to our schedule or continue to attract, develop and retain the personnel necessary to pursue our growth strategy. Failure to do so could have a material adverse effect on our business, financial condition and results of operations.

        In addition, we will need to continually evaluate the adequacy of our existing systems and procedures, including warehouse management, financial and inventory control and distribution systems. Moreover, as we grow, we will need to continually analyze the sufficiency of our inventory distribution methods and may require additional facilities in order to support our planned growth. We may not adequately anticipate all the changing demands that our expanding operations will impose on these systems. Our failure to update our internal systems or procedures as required could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition.

        Our international merchandising businesses compete with exporters, wholesalers, other membership merchandisers, local retailers and trading companies in various international markets. Some of our competitors may have greater resources, buying power and name recognition. We cannot assure you that our competitors will not decide to enter the markets in which we operate, or expect to enter, or that our existing competitors will not compete more effectively against us. We may be required to implement price reductions in order to remain competitive should any of our competitors reduce prices in any of our markets. Moreover, our ability to expand into and operate profitably in new markets, particularly small markets, may be adversely affected by the existence or entry of competing warehouse clubs or discount retailers.

We may encounter difficulties in the shipment of goods to our warehouses.

        We are required to transport products over great distances, typically over water, which results in:

  •
  substantial lags between the procurement and delivery of product, thus complicating merchandising and inventory control methods,

  •
  the possible loss of product due to theft or potential damage to, or destruction of, ships or containers delivering goods,

  •
  tariff, customs and shipping regulation issues, and

  •
  substantial ocean freight and duty costs.

        Moreover, only a limited number of transportation companies service our regions. The inability or failure of one or more key transportation companies to provide transportation services to us, any collusion among the transportation companies regarding shipping prices or terms, changes in the regulations that govern shipping tariffs or any other disruption in our ability to transport our merchandise could have a material adverse effect on our business, financial condition and results of operations. In addition, many of the countries in which we operate require registration of imported products, which may result in additional delays in our deliveries of products to our warehouses.

The success of our business requires effective assistance from local business people with whom we have established strategic relationships.

        Several of the risks associated with our international merchandising business may be within the control (in whole or in part) of local business people with whom we have established formal and informal strategic relationships or may be affected by the acts or omissions of these local business people. In some cases, these local business people previously held minority interests in joint venture arrangements and now hold shares of our common stock. We cannot give you any assurance that our membership store concept will be implemented effectively or that these local business people will effectively help us penetrate their respective markets. The failure of these local business people to assist us in their local markets could harm our business, financial condition and results of operations.

We are exposed to weather and other risks associated with international operations.

        Our operations are subject to the volatile weather conditions and natural disasters which are encountered in the regions in which our warehouse stores are located or are planned to be located, and which could result in delays in construction or result in significant damage to, or destruction of, our warehouse stores. For example, our two stores in El Salvador experienced minimal inventory loss and disruption of their business in January 2001 as a result of an earthquake that measured approximately 8.0 on the Richter Scale and resulted in a loss of approximately $120,000. Losses from business interruption may not be adequately compensated by insurance, and could have a material adverse effect on our business, financial condition and results of operations.

Declines in the economies of the countries in which we operate our warehouse stores would harm our business.

        The success of our operations depends to a significant extent on a number of factors relating to discretionary consumer spending, including employment rates, business conditions, consumer spending patterns and customer preferences and other economic factors in each of our foreign markets. Consumer spending in our markets may be adversely affected by these factors, which would affect our growth, sales and profitability. A decline in the national or regional economies of the foreign countries in which we currently operate, or will operate in the future, could have a material adverse effect on our business, financial condition and results of operations.

A few of our stockholders have substantial control over our voting stock, which may make it difficult to complete some corporate transactions without their support and may prevent a change in control.

        As of October 31, 2001, Robert E. Price, who is the Chairman of our Board, and Sol Price, a significant stockholder of ours and father of Robert E. Price, beneficially owned approximately 38% of our outstanding common stock. As a result, these stockholders will effectively control the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

The loss of key personnel could harm our business.

        We depend to a large extent on the performance of our senior management team and other key employees for strategic business direction. If we lost the services of any members of our senior management or other key employees, it could have a material adverse effect on our business, financial condition and results of operations.

We are subject to volatility in foreign currency exchange.

        Through our majority or wholly-owned subsidiaries, we conduct operations primarily in Central America, the Caribbean and Asia, and as such we are subject to both economic and political instabilities that cause volatility in foreign currency exchange rates or weak economic conditions. As of August 31, 2001, we had a total of 22 warehouses (adding a twenty-third in November 2001 and a twenty-fourth in December 2001) operating in eleven foreign countries. For fiscal 2001, 70% of our net warehouse sales were in foreign currencies, and is expected to increase in fiscal 2002 to approximately 75%. We expect to enter into additional foreign countries in the future, which will increase the percentage of net warehouse sales denominated in foreign currencies, and which may involve similar economic and political risks as well as challenges that may be different from those we currently encounter. We cannot assure you that we will not experience a materially adverse effect on our business, financial condition or results of operations as a result of the economic and political risks of conducting an international merchandising business.

        Foreign currencies in most of the countries where we operate have historically devalued against the U.S. dollar and are expected to continue to devalue. Managing foreign exchange is critical for operating successfully in these markets and we manage our risks at times by hedging currencies through non-deliverable forward exchange contracts, or NDFs. As of December 31, 2001, we had no NDFs outstanding. In the future, we may continue to purchase NDFs to mitigate foreign exchange losses, but due to the volatility and lack of derivative financial instruments in the countries we operate in, significant risk from unexpected devaluation of local currencies exists. Foreign exchange transaction losses realized, which are included as part of the costs of goods sold in the consolidated statements of operations, for fiscal 2001, fiscal 2000 and fiscal 1999 (including the cost of the NDFs) were $718,000, $1.3 million and $538,000, respectively.

We are engaged in litigation with our former licensee in the Philippines which questions our right to operate warehouse stores there.

        On May 18, 2001, we opened our first warehouse in Manila, Philippines. The warehouse is operated (through a joint venture of which we are the majority owner) under the name of "S&R Price Membership Shopping Warehouse." On June 15, 2001 the joint venture was served with a complaint filed by a former licensee of ours whose license was terminated by us in 1998. The complaint alleges that the license was inappropriately terminated and that the former licensee therefore maintains the exclusive right for 20 years to own and operate warehouses licensed by us in the Philippines. On June 15 the joint venture was also served with a temporary restraining order issued in that action, requiring that we cease our operations in the Philippines. We closed the warehouse in accordance with the temporary restraining order, but reopened on June 19, 2001 after the Philippine Court of Appeals issued its own temporary restraining order staying enforcement of the restraining order that had closed the warehouse. The trial court judge subsequently issued an order lifting the restraining order. The joint venture then appealed to the Court of Appeals to dismiss or stay the lawsuit pending binding arbitration in Sydney, Australia, pursuant to a contractual arbitration clause previously agreed to by the parties. On December 21, 2001, the Court of Appeals issued its ruling, ordering any further litigation in the Philippines to cease pending the outcome of the arbitration in Australia.

        On December 27, 2001, the former licensee filed a second complaint and motion for preliminary injunction in the United States District Court for the Southern District of California. In this separate lawsuit, the former licensee asked the Court to enjoin us from opening additional stores in the Philippines until the arbitration in Australia is concluded. We moved the Court to dismiss the entire action on the grounds that the Court has no jurisdiction over this matter. On February 12, 2002, the Court granted our motion and dismissed the action in its entirety. The former licensee has 30 days from February 12, 2002 to file an appeal.

        We maintain that the factual allegations and legal claims asserted in these complaints are without merit and intend to defend them vigorously. Nevertheless, adverse rulings by the U.S. courts, the Philippine courts or in the arbitration proceedings may suspend or shut-down current operations or delay or prevent future openings in the Philippines.

FORWARD-LOOKING STATEMENTS

        Some of the information under the caption "Risk Factors" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions, and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

USE OF PROCEEDS

        We are registering the shares of our common stock offered by this prospectus for the account of the selling stockholder identified in the section of this prospectus entitled "Selling Stockholder." All of the net proceeds from the sale of our common stock by this prospectus will go to the stockholder who offers and sells its shares of our common stock. We will not receive any part of the proceeds from the sale of these securities.

SELLING STOCKHOLDER

        The following table provides the name of the stockholder and the number of shares of our common stock offered by the selling stockholder under this prospectus. Because the selling stockholder may sell all or part of its shares of our common stock under this prospectus and since this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of our common stock that the selling stockholder will hold at the end of the offering covered by this prospectus. We issued the shares to the selling stockholder as partial consideration for the sale to us of its 40% interest in our PSMT Caribe, Inc. subsidiary in July 2000.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
Name			Shares Being Offered
	Number	Percent		Number	Percent
PSC, S.A	679,500	11%	339,750	0(1)	*

(1)
PriceSmart filed a separate registration statement on Form S-3 with the SEC on July 27, 2000 on behalf of PSC, covering 339,750 shares of common stock held by PSC. Because PSC may sell all or part of those shares of our common stock under that registration statement, we cannot estimate the number and percentage of shares of our common stock that PSC will hold at the end of the offerings covered by that registration statement or by this prospectus.

*
Ownership is less than 1%.

        Pursuant to an agreement between PriceSmart and the selling stockholder, PriceSmart agreed to file a registration statement covering the shares of common stock held by the selling stockholder.

        The selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years, except that as of December 31, 2001, PSC owned approximately 11% of our common stock and Edgar A. Zurcher, a principal of PSC, has been a director of PriceSmart since November 2000 and a director and officer of PSMT Caribe since its inception in December 1998. In addition, Mr. Zurcher is the managing partner of the law firm Zurcher, Montoya and Zurcher, in Costa Rica, which PriceSmart has utilized in legal matters. He is also the director of a number of companies with which PriceSmart does business, including Chairman of Banca Promerica (Costa Rica), which lent $900,000 as part of a $5.9 million syndicated loan to PriceSmart, a director of Banco Promerica (El Salvador), which entered into a $1.0 million short-term credit facility with PriceSmart, a director of Banco Promerica (Honduras) and a director of a pasta company from which PriceSmart purchases products from time to time.

PLAN OF DISTRIBUTION

        The selling stockholder may from time to time offer and sell its shares of our common stock offered by this prospectus. We have registered the selling stockholder's shares for resale to provide it with freely tradable securities. However, registration does not necessarily mean that the selling stockholder will offer and sell any of its shares.

        Offer and Sale of Shares.    The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer and sell its shares of our common stock at prices related to the prevailing market prices or at negotiated prices, in one or more of the following manners:

  •
  on the Nasdaq National Market or other exchanges on which our common stock is traded at the time of sale,

  •
  in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or

  •
  in privately negotiated transactions.

        The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may sell its shares of our common stock in one or more of the following transactions:

  •
  a block trade in which the broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  a broker or dealer may purchase as principal and resell the shares for its own account under this prospectus, or

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        The selling stockholder may accept or, together with any agent of the selling stockholder, reject in whole or in part any proposed purchase of the shares of our common stock offered by this prospectus.

        Brokers and Dealers.    The selling stockholder may select brokers or dealers to sell its shares of our common stock. Brokers or dealers of the selling stockholder may arrange for other brokers or dealers to participate in selling the shares. The selling stockholder may give the brokers or dealers commissions or discounts in amounts to be negotiated immediately before any sale. In connection with these sales, these brokers or dealers, any other participating brokers or dealers, and some pledgees, donees, transferees and other successors in interest may be considered "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

        Commissions.    The selling stockholder will pay any sales commissions or other sellers' compensation applicable to these transactions.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended August 31, 2001, as described in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        The legality of our common stock offered by this prospectus will be passed upon by Latham & Watkins, San Diego, California.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning our General Counsel at:

PriceSmart, Inc.
4649 Morena Boulevard
San Diego, California 92117
(858) 581-4530

        The SEC allows us to "incorporate by reference" in this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. PriceSmart incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of securities covered by this prospectus is completed:

  •
  The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended February 28, 2001, as amended by Amendment No. 1 on Form 10-Q/A,

  •
  The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended May 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A,

  •
  The Annual Report on Form 10-K of PriceSmart for the fiscal year ended August 31, 2001, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A,

  •
  The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended November 30, 2001,

  •
  The Current Report on Form 8-K of PriceSmart filed with the SEC on January 24, 2002, and

  •
  The description of our common stock contained in our Amended Registration Statement on Form 10 filed with the SEC on August 13, 1997.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning PriceSmart and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the offices of the SEC.

        You should rely only on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. You should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

        We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

PriceSmart, Inc.

339,750 Shares

Common Stock

PROSPECTUS

            , 2002

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by PriceSmart, Inc. (the "Company").

SEC Registration Fee	$3,124
Printing and Mailing Costs	5,000
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	3,100
Miscellaneous	2,000
TOTAL	$23,224

All of the above items except the registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, the Company to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Company is a party to indemnification agreements with each of its directors and officers.

Item 16. Exhibits.

5.1	Opinion of Latham & Watkins.*
23.1	Consent of Ernst & Young, LLP.**
23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).*

*
Previously filed.

**
Filed herewith.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Diego, State of California, on the 14th day of February, 2002.

PRICESMART, INC.
By:	/s/ GILBERT A. PARTIDA Gilbert A. Partida President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. PRICE* Robert E. Price	Chairman of the Board	February 14, 2002
/s/ GILBERT A. PARTIDA Gilbert A. Partida	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2002
/s/ ALLAN C. YOUNGBERG* Allan C. Youngberg	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2002
Rafael E. Barcenas	Director
James F. Cahill	Director
/s/ MURRAY L. GALINSON* Murray L. Galinson	Director	February 14, 2002
/s/ KATHERINE L. HENSLEY* Katherine L. Hensley	Director	February 14, 2002
/s/ LEON C. JANKS* Leon C. Janks	Director	February 14, 2002
/s/ LAWRENCE B. KRAUSE* Lawrence B. Krause	Director	February 14, 2002

Jack McGrory	Director
Edgar A. Zurcher	Director
*By:	/s/ GILBERT A. PARTIDA
Gilbert A. Partida Attorney-in-fact

EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit No.	Description
5.1	Opinion of Latham & Watkins.*
23.1	Consent of Ernst & Young, LLP.**
23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).*

*
Previously filed.

**
Filed herewith.

QuickLinks

RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
WHERE TO FIND ADDITIONAL INFORMATION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX